Exhibit 99.1

       Electroglas Announces Second Quarter Fiscal 2007 Results


    SAN JOSE, Calif.--(BUSINESS WIRE)--Dec. 21, 2006--Electroglas, Inc. (Nasdaq:EGLS), a leading supplier of wafer probing and test handling solutions for the semiconductor industry, today reported its operating results for the second fiscal quarter 2007 ended December 2, 2006.

    Revenue for the second quarter of fiscal 2007 was $12.6 million. Net loss on a GAAP (Generally Accepted Accounting Principles) basis was $3.2 million, or $0.12 per share. At December 2, 2006, the Company had cash and investments of $13.9 million.

    "For the first six months of fiscal 2007, revenue increased 33% to $26.1 million from the same period of fiscal 2006 and non-GAAP gross margin increased from 20% to 35%," said Thomas Rohrs, Electroglas Chairman and CEO. "The second quarter revenue was within guidance. However, the decline in revenue from the first quarter to the second quarter of fiscal 2007 indicates we have entered a down period of this semiconductor equipment business cycle."

    Third Fiscal Quarter 2007 Business Outlook

    Electroglas expects revenue for the third fiscal quarter of 2007 to be in the $10-$12 million range and improving through the year as the Company's new products are adopted by new and existing customers.

    Investor Conference Call Details

    Electroglas' management plans to hold a teleconference on its second fiscal quarter results, along with its outlook for the third fiscal quarter 2007, today beginning at 2:00 p.m. PT, 5:00 p.m. ET. Interested parties who wish to attend the teleconference may call
(877) 753-5186 (United States); (706) 634-5652 (International),
Conference ID is 4370882, and are asked to do so approximately 10 minutes before the teleconference is scheduled to begin. No reservations are required. The teleconference will be available via webcast from the Company's website at www.electroglas.com.

    About Electroglas

    Electroglas is a supplier of innovative probers, prober-based test handlers, test floor management software and services that improve the overall effectiveness of semiconductor manufacturers' wafer and device testing. Headquartered in San Jose, California, the Company has been a leading equipment supplier to the semiconductor industry for over four decades, and has shipped more than 15,000 systems worldwide. Electroglas' stock trades on the Nasdaq National Market under the symbol "EGLS." More information about the Company and its products is available at www.electroglas.com.

    Safe Harbor Statement

    This news release contains forward-looking statements including statements relating to the current business condition in the semiconductor industry including orders and revenue; Electroglas' business outlook; and expectations regarding revenue in the third fiscal quarter of 2007. These forward-looking statements involve risks and uncertainties including, but not limited to, the risk of adverse changes in global and domestic economic conditions, a prolonged downturn in the semiconductor and electronics industries, a downturn or decrease in customer utilization rates, unforeseen technical difficulties related to the development and manufacture of Electroglas' products, and a failure of its new products to achieve broad market acceptance as a result of competing technologies. Electroglas assumes no obligation to update this information. For a further discussion of risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to Electroglas' business in general, see the risk disclosures in Electroglas' SEC filings, including its most recent Annual Report on Form 10-K for the year ended May 31, 2006 and its Quarterly Reports on Form 10-Q filed from time to time with the SEC.


                          ELECTROGLAS, INC.
           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
               (in thousands, except per-share amounts)
                             (unaudited)

                        Three months ended        Six months ended
                     ------------------------ ------------------------
                     December 2,  December 3, December 2, December 3,
                         2006         2005        2006        2005
                     ------------ ----------- ----------- ------------
Net sales            $    12,581  $    9,879  $   26,114  $    19,564
Cost of sales              8,690       8,070      20,240       15,626
                     ------------ ----------- ----------- ------------
Gross profit               3,891       1,809       5,874        3,938
Operating expenses:
  Engineering,
   research and
   development             2,833       2,735       5,576        5,928
  Sales, general and
   administrative          4,190       3,522       9,150        6,947
  Restructuring and
   impairment charges        (25)        328         (25)         328
                     ------------ ----------- ----------- ------------
      Total operating
       expenses            6,998       6,585      14,701       13,203
                     ------------ ----------- ----------- ------------
Operating loss            (3,107)     (4,776)     (8,827)      (9,265)
Interest expense, net        (45)       (270)       (101)        (431)
Other expense, net           (70)       (248)       (115)        (146)
                     ------------ ----------- ----------- ------------
Income (loss) before
 income taxes             (3,222)     (5,294)     (9,043)      (9,842)
Provision (benefit)
 for income taxes              4           6           8         (635)
                     ------------ ----------- ----------- ------------
Net loss             $    (3,226) $   (5,300) $   (9,051) $    (9,207)
                     ============ =========== =========== ============

Net loss per share,
 basic and diluted   $     (0.12) $    (0.24) $    (0.34) $     (0.42)
                     ============ =========== =========== ============
Shares used in basic
 and diluted
 calculations             26,281      21,864      26,259       21,827
                     ============ =========== =========== ============

    Reconciliation of GAAP to Non-GAAP Financial Measures Financial
Information

    In addition to disclosing results that are determined in accordance with Generally Accepted Accounting Principles (GAAP), Electroglas also discloses non-GAAP results of operations that exclude certain unusual charges, gains, or benefits. Electroglas reports non-GAAP results in order to better assess and reflect operating performance. These results are provided as a complement to results provided in accordance with GAAP. Management believes the non-GAAP measure helps indicate underlying trends in Electroglas' business, and management uses non-GAAP measures to establish operational goals. Non-GAAP information is not determined using GAAP and should not be considered superior to or as a substitute for GAAP measures or data prepared in accordance with GAAP.

    The following is a reconciliation of Generally Accepted Accounting Principles (GAAP) income (loss) to non-GAAP net loss (unaudited):


                         Three months ended       Six months ended
                       -----------------------------------------------
                       December 2, December 3, December 2, December 3,
                           2006        2005        2006        2005
                       ----------- ----------- ----------- -----------
GAAP income (loss)
 before income taxes   $   (3,222) $   (5,294) $   (9,043) $   (9,842)
Non-GAAP adjustments:
 Inventory Provision(1)         -           -       3,386           -
 Restructuring and
  impairment charges            -         328           -         328
                       ----------- ----------- ----------- -----------
Non-GAAP loss before
 income taxes              (3,222)     (4,966)     (5,657)     (9,514)
Income tax provision
 (benefit)                      4           6           8        (635)
                       ----------- ----------- ----------- -----------
Non-GAAP net loss      $   (3,226) $   (4,972) $   (5,665) $   (8,879)
                       =========== =========== =========== ===========
Non-GAAP net loss per
 share, basic and
 diluted               $    (0.12) $    (0.23) $    (0.22) $    (0.41)
                       =========== =========== =========== ===========

    The following is a reconciliation of GAAP gross profit to non-GAAP gross profit:


                         Three months ended       Six months ended
                       -----------------------------------------------
                       December 2, December 3, December 2, December 3,
                           2006        2005        2006        2005
                       ----------- ----------- ----------- -----------
GAAP gross profit      $    3,891  $    1,809  $    5,874  $    3,938
Non-GAAP adjustments:
 Inventory Provision(1)         -           -       3,386           -
                       ----------- ----------- ----------- -----------
Non-GAAP gross profit  $    3,891  $    1,809  $    9,260  $    3,938
                       =========== =========== =========== ===========

Net Sales              $   12,581  $    9,879  $   26,114  $   19,564
                       =========== =========== =========== ===========

Non-GAAP gross margin          31%         18%         35%         20%
                       =========== =========== =========== ===========

    (1) During Q1 2007, the Company reduced its forecast outlook for its Sidewinder product line. In connection with this decision, the Company recorded a $3.4 million provision for excess inventory.


                          ELECTROGLAS, INC.
                CONDENSED CONSOLIDATED BALANCE SHEETS
                      (in thousands, unaudited)

                                      December 2, 2006   May 31, 2006
                                      ----------------- --------------

ASSETS
Current assets:
   Cash and short term investments    $         13,365  $      17,293
   Accounts receivable, net                     10,314         12,619
   Inventories                                  13,956         19,389
   Prepaid expenses and other current
    assets                                       1,675          2,149
                                      ----------------- --------------
         Total current assets                   39,310         51,450
Restricted Cash                                    500            500
Long term investments                                -          1,974
Property, plant and equipment, net               5,069          5,089
Other assets                                     3,116          2,833
                                      ----------------- --------------
         Total assets                 $         47,995  $      61,846
                                      ================= ==============

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Accounts payable                   $          5,603  $       9,761
   Accrued liabilities                           6,347          7,016
   Deferred revenue                                989          1,627
   Convertible subordinated notes                8,406              -
                                      ----------------- --------------
         Total current liabilities              21,345         18,404
Convertible subordinated notes                       -          8,330
Non-current liabilities                          1,952          1,930
Stockholders' equity                            24,698         33,182
                                      ----------------- --------------
         Total liabilities and
          stockholders' equity        $         47,995  $      61,846
                                      ================= ==============

    CONTACT: Electroglas, Inc. (Investors and Shareholders)
             Candi Lattyak, Investor Relations, 408-528-3801 clatty1ak@electroglas.com